Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-165834, 333-176508, 333-220011, and 333-238268) on Form S-8 and (No. 333-263161) on Form S-3 of our reports dated February 28, 2024, with respect to the consolidated financial statements and financial statement schedules I, II, III, and IV of Primerica, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Atlanta, Georgia
February 28, 2024